UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Accolade, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Accolade, Inc., a Delaware corporation (the “Company”), by Transcarent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated January 8, 2025, by and among the Company, Parent and Acorn Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent. The communications below were first used or made available on January 27, 2025.

Employee Frequently Asked Questions

Frequently Asked Questions – Update #1
Audience: All Employees

Question	Answer
Will our benefits change when the deal closes or will our current benefits continue through the end of the year? What about any changes to our Leave of Absence policy?

The Company continually evaluates its benefit programs and leave of absence policy. At this time, there are no planned benefits or leave of absence policy changes between now and deal close. An integration planning team will determine whether any such changes should be made. Any changes to benefits or leave of absence policies that may take place will be communicated when possible.

Will we receive annual bonuses for FY2025?
Annual bonuses, as always, are discretionary and subject to a number of factors. Payment of annual bonuses for FY25 (which ends on February 28, 2025) is likewise discretionary and will be dependent on a number of factors, including the achievement of company bonus objectives, and will be subject to board approval of the bonus pool.

Will the year-end Performance Review Process continue as planned?	Yes. The annual review process will continue as planned with peer feedback and self-reflections kicking off in mid-February.
What does this mean for ESPP participation? Will we continue contributing from our paycheck?
Only employees currently enrolled in the ESPP for the current offering period will continue as participants in the ESPP; no new employees are permitted to enroll at this time and all future contributions have ceased. Regarding contributions already made for this offering period, if the transaction closes after May 20 (the purchase date for the current offering period), then a purchase will be made and shares distributed to your Fidelity account. If the transaction closes before May 20, then the last day of the current ESPP offering period will be accelerated to a date prior to the Closing Date and a purchase made on your behalf with the funds then in your account. Any unused funds will be credited back to you.

What will be the roles for our executives?	Transcarent CEO Glen Tullman will lead the newly combined organization as CEO and will be working through the organizational structure and additional leadership appointments.
Can we trade our stock now? Are we in a blackout period?
Accolade’s stock continues to trade freely on the Nasdaq exchange. If you are not otherwise subject to a blackout window and not in possession of any material non-public information (see Insider Trading Policy), you are free to buy or sell Accolade stock given all of our standard insider trading restrictions. If you are unsure about any restrictions, please reach out to legal@accolade.com to confirm your status.

Can we exercise vested options now or do we have to wait for the transaction to close?
Generally speaking, you may exercise your vested options by paying cash for the exercise (or purchase) price for such shares. You also may be able to exercise vested options via a cashless exercise in which some shares that you exercise are sold in order to pay for the purchase of other shares.
Cashless exercises are subject to the Accolade Insider Trading Policy.

Does equity award vesting end now or when the deal closes? Will the cash for our shares be paid directly to us or deposited in our Fidelity account?
Accolade RSUs and stock options will continue to vest until the transaction closes. At the time the transaction closes, any cash payable to you from the sale of your Accolade shares, the disposition of your options, and the payment for RSUs that have vested but have not yet been distributed, will be distributed to either your brokerage account or through payroll, depending on a number of factors related to the timing of the transaction closing. More information will follow later in the process.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Accolade, Inc. (the “Company”) by Transcarent, Inc. (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of January 8, 2025, by and among the Company, Parent and Acorn Merger Sub, Inc. The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed transaction. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters. Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire Proxy Statement (including any amendments or supplements thereto) and any other documents relating the proposed transaction that the Company will file with the SEC or incorporated by reference when they become available because such documents will contain important information regarding the proposed transaction.
Investors and security holders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by going to the Company’s Investor Relations page on its website (https://ir.accolade.com/) and clicking on the link titled “SEC Filings”.

Participants in the Solicitation
The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on April 26, 2024, and the Company’s proxy statement on Schedule 14A filed with the SEC on June 21, 2024 (the “Annual Meeting Proxy Statement”). Please refer to the sections captioned “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” and “Executive Compensation” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the Proxy Statement. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “intend,” “maintain,” “might,” “likely,” “potential,” “predict,” “target,” “should,” “would,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward- looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction, result in the imposition of conditions that could reduce the anticipated benefits of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to the anticipated benefits of the proposed transaction or other commercial opportunities not being fully realized or taking longer to realize than expected; the competitive ability and position of the combined company; risks related to uncertainty surrounding the proposed transaction and disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that either business may be adversely affected by other economic, business and/or competitive factors; the risk that restrictions during the pendency of the proposed transaction may impact either company’s ability to pursue certain business opportunities or strategic transactions; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and risk related to general market, political, economic and business conditions.
Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://ir.accolade.com/) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward- looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

“Heart of Accolade” Podcast Transcript

Kelsi McDonald Harris
On today’s episode we welcome Todd Friedman, head of investor relations and all things Accolade extraordinaire. Welcome to the show, Todd.

[redacted]

Allie Thomas
We’ve got a lot of great Accolade news that’s been going around these last couple of weeks, and today you sent out a new FAQ. So, we were wondering if you could tell us a little bit more about what’s in that document.

Todd Friedman
Yeah, I was really happy we finally got that out. Since we’ve announced the acquisition, you all have been sending lots of questions to the [redacted]@accolade.com inbox, and we really want to get some answers out there. One thing you always know with these types of acquisitions is that the process is fluid. We want to make sure we have accurate information out there. So what we really try to do today was hit the most common questions we’re getting. You know, things about benefits, performance reviews, ESPP, stock, etc.

And so we really tried to hit those top questions today and, and I would really encourage everyone if you haven’t read them, please go do that. I’m sure they may trigger some more questions in your brain so keep sending those questions to [redacted]@accolade.com.

Kelsi
I know that you received quite a lot of questions at that email inbox, and you’ve done a nice job of saying “deals work in very unique ways and there’s some things you can comment on at certain times”. But can you share a bit more about what are some of the questions that you’ve received that we simply can’t answer yet?

Todd
Yeah, there were a lot, and they’re all great questions. I read them all. We had probably a couple hundred that came into the inbox. You know, people are asking about things like future product direction, when can I meet my future colleagues, what are their benefits like?

There’s a lot of pieces about their business at Transcarent, such as what things we’ll do together post the deal, and they’re great questions. They really are. We’re just not allowed to answer them. We have to follow very strict rules around this regulatory process about how you bring two companies together. And one of the most basic principles of that process is that you have to operate as independent companies until the deal is closed. You can’t present yourself as a combined entity, even internally to employees.

That’s the reason why we are very careful about how we put information out there. But you know one thing I can absolutely commit to is that as we get through this, as we get those regulatory approvals, we’ll continue to answer more of these questions. My hope would be that we’re issuing updates to FAQs every few weeks as appropriate. I also have tried -- when questions are coming in and we’ve already answered the question previously -- to answer them quickly. You know, we’re trying to be responsive where we can.

Allie
Great, that makes a lot of sense. We keep hearing this phrase of regulatory approvals. Can you tell us all what that means?

Todd
Yeah, that’s a great question, Allie. You know, I do sometimes forget that I hear these phrases all the time without remembering that not everyone lives in the world of the SEC and Wall Street.

“Regulatory approvals” basically speaks to the various government agencies and regulations that we have to clear before the deal can be finished. There’s a number of them, but the most famous one is one that’s called Hart Scott Rodino. It’s just a rule which evaluates transactions for things like “are they anti-competitive? Do they create monopolies?” There are some famous antitrust cases from before. Microsoft at one point was looked at for questions like “Would you have to break up your operating system and your web browser? If having those two things together, did you control too much of the computer experience?” And when you’re buying a company, it goes the other way. If you put two companies together, they wonder if you’re creating anything of an anti-competitive nature.

I’ll give you a silly example, but let’s say there was one shoe manufacturer and one shoelace manufacturer in the country. If the shoe manufacturer wanted to buy the shoelace manufacturer, the government might say, wait, hold on, you know, you’ll now control the entire shoe, and by doing so, you can raise prices and no one can break that monopoly. And so, that might sound silly, but that’s the process. It’s very straightforward. Every deal has to go through reviews to make sure you’re not creating something which in some way inhibits competition in the marketplace. So we’ll go through that process.

Once the proxy gets filed, which is the document that details the acquisition process, the close process and sets up the shareholder vote. That will give us some more details where we can talk a little bit more about the various elements of the process and share more information.

Allie
We can all resonate with the fact that this is a big change or potentially a big change, so we have a lot of questions, but it makes a lot of sense when you explain it that way, that there’s just a lot more information to come.

Kelsi
Todd, one final question for you. You, in your career have been through a lot of acquisitions, whether that’s supporting them at Accolade, having experienced them in past lives. What advice would you give employees right now that are going through this experience for the first time?

Todd
I think you just called me old. That’s okay. I can live with that. I’ve been through a lot of these things in my career.

It’s a great question, and I’ve always taken the approach that whenever something changes in a company, in a career, you look for the opportunity within that. When I would go out and talk to investors, they’re always asking about the various players in the industry and Transcarent is a company that we always had a lot of respect for and for what they were building.

And so I know Raj said this in his letter and Glenn and Raj talked about in their video, but it’s very easy for me to look at these two companies and see the very complementary nature of what we’re both building, and how when they come together, they can actually deliver a better experience.

And if I think about what drew me to Accolade years ago, it was about that. It was about how to make health care better for the people we serve.

And so I look at this acquisition and get nothing but excited about the opportunity that I think it will present not just for our customers and partners but also for our employees. I think anytime you add more to a company, you give your people a chance to grow and develop.

Allie
It means a lot to hear that coming from you and we really appreciate all the time you spent to explain these things to us, to put these FAQs together, and we will wait to hear more from you in the coming months.

For anyone who has any questions, [redacted]@accolade.com is your place to go, and thank you for being on our podcast today.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Accolade, Inc. (the “Company”) by Transcarent, Inc. (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of January 8, 2025, by and among the Company, Parent and Acorn Merger Sub, Inc. The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed transaction. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters. Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire Proxy Statement (including any amendments or supplements thereto) and any other documents relating the proposed transaction that the Company will file with the SEC or incorporated by reference when they become available because such documents will contain important information regarding the proposed transaction.

Investors and security holders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by going to the Company’s Investor Relations page on its website (https://ir.accolade.com/) and clicking on the link titled “SEC Filings”.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on April 26, 2024, and the Company’s proxy statement on Schedule 14A filed with the SEC on June 21, 2024 (the “Annual Meeting Proxy Statement”). Please refer to the sections captioned “Security Ownership of Certain
Beneficial Owners and Management,” “Director Compensation,” and “Executive Compensation” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the Proxy Statement. Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “intend,” “maintain,” “might,” “likely,” “potential,” “predict,” “target,” “should,” “would,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction, result in the imposition of conditions that could reduce the anticipated benefits of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to the anticipated benefits of the proposed transaction or other commercial opportunities not being fully realized or taking longer to realize than expected; the competitive ability and position of the combined company; risks related to uncertainty surrounding the proposed transaction and disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that either business may be adversely affected by other economic, business and/or competitive factors; the risk that restrictions during the pendency of the proposed transaction may impact either company’s ability to pursue certain business opportunities or strategic transactions; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and risk related to general market, political, economic and business conditions.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://ir.accolade.com/) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.